EXHIBIT 99.1

For Immediate Release

Forum Energy Technologies, Inc. to Present at the Dahlman Rose Conference

Houston, TX – November 29, 2012 – Forum Energy Technologies, Inc. (NYSE: FET) announced that Cris Gaut, Chairman and Chief Executive Officer, will be presenting at the Dahlman Rose & Co. Ultimate Oil Services and E&P Conference to be held on December 3, 2012.
A presentation is scheduled to begin at 7:50 a.m. Eastern Standard Time. The live audio webcast with the corresponding slide presentation will be available at http://wsw.com/webcast/dahlman17/fet/. The slide presentation will be available in the Investor Relations section of Forum's website at www.f-e-t.com for 30 days following the event.

Forum Energy Technologies, Inc., headquartered in Houston, Texas, is a global provider of manufactured technologies and applied products to the energy industry. With 3,200 employees located throughout the world, Forum is well positioned to provide the products and technologies essential to solving the increasingly complex challenges of the subsea, drilling and production sectors of the oil and gas industry. For more information, please visit www.f-e-t.com.

Investor Contact

Mark Traylor – Investor Relations
281.368.1108
mark.traylor@f-e-t.com

Media Contact

Donna Smith - Director - Marketing & Communications
281.949.2514
donna.smith@f-e-t.com